SUPPLY AGREEMENT


                           DATED AS OF APRIL 22, 1999


                                      AMONG


                                IMC KALIUM LTD.,


                               IMC-AGRICO COMPANY


                                       AND


                               ROYSTER-CLARK, INC.

                                TABLE OF CONTENTS
                           (not part of the Agreement)

                                                                        Page No.
                                                                        --------
      1.    Sale and Purchase                                              1
      2.    Term                                                           2
      3.    Price Terms
            (a)   Procedure for Determination of Price Terms               2
            (b)   Basis of Determination                                   3
            (c)   **                                                       3
      4.    Quantity                                                       4
            (a)   Quantities                                               4
            (b)   Purchases in Excess of Requirements                      4
            (c)   Purchase Estimates                                       4
            (d)   Purchase and Sale Requirements; Remedies                 5
      5.    Delivery, Title and Risk of Loss                               6
            (a) Delivery                                                   6
            (b) Title and Risk of Loss                                     6
      6.    Purchase Orders                                                6
      7.    Product Exchanges                                              6
      8.    Billing and Payment                                            7
      9.    Taxes and Duties                                               7
      10.   Specifications/Quality                                         7
      11.   Warranties and Disclaimer                                      7
      12.   Claims Limited Remedies                                        7
      13.   Indemnification                                                8
            (a)   Scope of Indemnification by Purchaser                    8
            (b)   Scope of Indemnification by Seller                       8
            (c)   Defense                                                  8
      14.   Measurements                                                   8
      15.   Force Majeure                                                  8
      16.   Breach; Termination                                            9
            (a)   Late Payment                                             9
            (b)   Termination                                             10
      17.   Consent to Jurisdiction; Service of Process                   10
      18.   Miscel1aneous                                                 10
            (a)   Entire Agreement                                        10
            (b)   Non-waiver                                              10
            (c)   Counterparts                                            10
            (d)   Assignment                                              11
            (e)   Severability and Violation of Laws                      11
            (f)   Applicable Law                                          11
            (g)   Notices                                                 11
            (h)   Headings                                                12
            (i)   Bankrurpcy/Insolvency                                   12
            (j)   Confidentiality                                         13
            (k)   Good Faith                                              13
            (l)   Setoff                                                  13
            (m)   Binding Effect                                          13
            (o)   Storage and Handling Agreements                         13

------------
** These portions of this agreement were omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                SUPPLY AGREEMENT
                                ----------------

     This SUPPLY AGREEMENT ("Agreement") is made and entered into as of April
                            -----------
22, 1999 among IMC KALIUM LTD., a Delaware corporation ("Kalium"), IMC-AGRICO
                                                        --------
COMPANY, a Delaware partnership ("Agrico"); and together with Kalium the
                                  ------
"Seller"), and Royster-Clark, Inc., a Delaware corporation ("Purchaser")
 ------                                                      ---------
(successor in interest to Royster-Clark Group, Inc., formerly known as R-C Delaware Acquisition Inc.).


                                  R E C I T A L
                                  -------------

     Pursuant to that certain Stock Purchase Agreement dated January 21, 1999
                              ------------------------
(the "Stock Purchase Agreement") between IMC Global Inc., The Vigoro Corporation
      ------------------------
("TVC") and R-C Delaware Acquisition Inc., TVC has agreed to sell, and Purchaser
  ---
has agreed to purchase, the capital stock of three (3) subsidiaries of TVC engaged in the business of manufacturing or purchasing and selling (through wholesale and retail channels) crop production inputs and services (the "Business").
 --------
                               A G R E E M E N T S
                               -------------------

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in connection with the closing of the transactions contemplated by the Stock Purchase Agreement, the parties hereby agree as follows.

1. Sale and Purchase. During the Term (as defined herein), Seller shall sell and
   -----------------
Purchaser shall purchase and take delivery of those products identified in
Schedule 1 hereto (individually, a "Product", and collectively, the "Products").
----------                          -------                          --------
Purchases and sales shall be made hereunder on the Price Terms (as defined herein), in the quantities and upon the terms herein set forth. Seller and Purchaser acknowledge that all parties to this Agreement are entering into a long-term agreement, and that Purchaser's ability to conduct its business and service its customers in a timely and professional manner will be to a significant extent dependent on Seller's performance hereunder. Either Seller or Purchaser may at any time initiate an audit to verify the other parties' compliance with the terms of this Agreement, including Sections 3(a), 3(b), 3(c) or 4 (the party initiating such an audit is referred to as the "Auditing Party"
                                                                --------------
and the party being audited is referred to as the "Audited Party"). Any such
                                                   -------------
audit shall be conducted by a national accounting firm (the "Accounting Firm")
                                                             ---------------
selected by the Audited Party and consented to by the Auditing Party, such consent not to be unreasonably withheld or delayed. The Accounting Firm shall be directed by the Audited Party and the Auditing Party to identify the books and records, and any other relevant information, including accountant's work papers and reasonable access to personnel, of the Audited Party which are necessary for the resolution of the disputed matter. The Audited Party shall make available to the Accounting Firm such books, records and other information (including work papers and reasonable access to personnel) as the Accounting Firm may reasonably request during the review; provided that the audit performed by the Accounting

Firm may not unreasonably interfere with the business and operations of the Audited Party. The Accounting Firm may share the results of the audit with the Auditing Party, but the Accounting Firm shall not disclose to the Auditing Party the names of any customers or suppliers of the Audited Party or other confidential information (including, without limitation, specific pricing or volume information as to particular customers) to the Auditing Party. The fees and expenses of the Accounting Firm shall be paid by the Auditing Party unless the audit by the Accounting Firm demonstrates that the Audited Party has not been in material compliance with the provisions of this Agreement, in which case the Audited Party shall pay such fees and expenses. In the event that following the audit, the parties disagree over any matter, such matter shall be determined pursuant to the procedures set forth on Schedule 6.

2. Term. The initial term of this Agreement (the "Initial Term") shall be a
   ----                                           -------------
period of ten (10) consecutive Contract Years (as defined herein), unless otherwise earlier terminated as provided herein. As used herein, a "Contract
                                                                    --------
Year" shall be a one (1) year period commencing on January 1 of any calendar
----
year, except that the initial Contract Year shall commence on the date of this Agreement and end on December 31, 1999 (the "Initial Contract Year"). Any
                                             ---------------------
termination of this Agreement shall not affect any rights or unsatisfied obligations accrued hereunder prior to the date of termination. Following expiration of the initial term, this contract shall be automatically renewed for subsequent periods of five (5) years unless otherwise canceled, by either party giving written notice six (6) months prior to the end of the Initial Term or any renewal term. The Initial Term, together with and any renewal term(s) shall be referenced herein as the "Term."
                          ----
3. Price Terms.
   -----------

     **

------------
** These portions of this agreement were omitted and filed separately with the Commission pursuant to a request for confidential treatment.

4. Quantity.
   --------

     (a)**


     (b) Purchases in Excess of Requirements. If Purchaser shall desire to
         -----------------------------------
purchase a quantity of any Product in excess of the Requirements, Purchaser shall solicit quotations from suppliers thereof, including Seller. Purchaser shall have the right to purchase such quantities in excess of Requirements from suppliers other than Seller.

     (c) Purchase Estimates. Pursuant to good faith negotiations between the
         ------------------
parties, Purchaser shall provide Seller with an estimate (the "Initial Estimate") not later than sixty (60) days prior to the commencement of each Contract Year of the quantity of each Product to be purchased by Purchaser during such Contract Year, and of the Quarterly (as defined herein) amounts thereof, in substantially the form of Schedule 5 hereto. The Quarterly amounts shall be a good faith estimate of delivery requirements for the upcoming Contract Year and shall be based substantially upon delivery requirements




------------
** These portions of this agreement were omitted and filed separately with the Commission pursuant to a request for confidential treatment.

experienced during the preceding Contract Year (without giving effect to special accommodations made by Purchaser to accept early delivery of Product); provided that Purchaser shall be permitted to make reasonably adjustments to such Quarterly amounts from year to year. As used herein, "Quarter" means a calendar
                                                      -------
quarter, that is, a 3-month period beginning on January 1, April 1, July 1 and October 1. The Initial Estimate for the Initial Contract Year is included in
Schedule 5 attached hereto. Pursuant to good faith negotiations between the parties, Purchaser shall update such estimate not later than the first day of the month immediately preceding each Quarter (December 1, March 1, June 1 and September 1, as applicable).

     (d) Purchase and Sale Requirements; Remedies.
         ----------------------------------------

          (i) (A) (1) **

          (2) During each Contract Year, Seller shall use commercially reasonable efforts to supply any Requirements in excess of the Initial Estimate for each Product and to fill reasonable requests by Purchaser for Product in excess of forecasted amounts in any particular Quarter.

          (3) Notwithstanding any other provision of this Section 4, if Seller is unable to supply the Requirements and shall have declared a national or regional allocation for a Product or Products on account of any circumstance other than a Force Majeure, Seller shall allocate its available Product to Purchaser on a basis which is equal to or more favorable than the allocation of Product to * other large customer, and such allocation shall be Seller's sole supply obligation for such Product or Products during such period of allocation.

          (B) In the event Seller fails to supply any quantities of Product as required by Section 4 (d)(i)(A)(1) or Section 4(d)(i)(A)(3), Purchaser shall be entitled to obtain cover supplies of Product on such reasonable terms and conditions as are available in the market for such quantities from suppliers other than Seller, and Purchaser's sole and exclusive remedy for any cause of action related thereto, whether based on breach of contract, breach of warranty, strict liability in tort or any other cause of action, is expressly limited to the greater of (x) the difference in the price terms obtained by Purchaser for the quantities required by such Sections to be supplied by Seller (but which were not so supplied) and the applicable Price Terms or (y) 3% of the Price Terms for the Product Seller failed to supply as required Section 4(d)(i)(A)(1) or Section




------------
** These portions of this agreement were omitted and filed separately with the Commission pursuant to a request for confidential treatment.

     4(d)(i)(A)(3); provided, however, that, at the election of Seller, Seller
                    --------  -------
     may satisfy its failure to supply Product as required by Section 4(d)(i)(A)(1) or Section 4(d)(i)(A)(3) by delivering to Purchaser on the Price Terms the quantity and type of Product it so failed to supply, or another Product on the Price Terms in quantities to be agreed to by Seller and Purchaser, in each case, pursuant to a Purchase Order agreed to by the parties specifying the location for delivery of the Products. Seller and Purchaser agree that with respect to any quantities to which Purchaser is not entitled to an allocation pursuant to Section 4(d)(i)(A)(3), and with respect to any quantities Seller is unable to supply pursuant to Section 4(d)(i)(A)(2), Purchaser shall have no recourse against Seller hereunder with respect to such quantities, and the purchase of cover supplies by Purchaser for such quantities from suppliers other than Seller shall not constitute a breach of Purchaser's obligations hereunder.

          (ii) (A) Each Contract Year, Purchaser shall deliver an officer's certificate certifying that Purchaser purchased all of its Requirements for such Product from Seller and not from an alternate producer or supplier during such Contract Year.

          (B) In the event it is determined that Purchaser has failed to purchase the Requirements for any Product during a Contract Year, Purchaser shall be obligated to pay Seller the greater of (x) 3% of the aggregate price which would have been payable for such quantities pursuant to the Price Terms or (y) the difference in the aggregate price paid by Purchaser for such Product and the aggregate price which would have been paid for such Product if purchased on the Price Terms; provided, however, that, at
                                                   --------  -------
     the election of Purchaser, Purchaser may satisfy any such failure to purchase Product by purchasing from Seller on the Price Terms the quantity and type of Product Purchaser so failed to purchase, or another Product on the Price Terms in quantities to be agreed to by Seller and Purchaser, in each case, in excess of Requirements for such Contract Year pursuant to a Purchase Order placed by Purchaser and accepted by Seller specifying the location for delivery of the Products. The foregoing remedies shall be Seller's sole and exclusive remedy for any cause of action related thereto, whether based on breach of contract, breach of warranty, strict liability, and tort, or any other cause of action, is expressly limited to such payment.

5. Delivery, Title and Risk of Loss.
   --------------------------------

     (a) Delivery. Unless the parties otherwise mutually agree with respect to a
         --------
particular Purchase Order: (i) Purchaser shall arrange for Product to be delivered by truck to be picked up at a mutually agreeable Seller shipping point and such Product shall be sold F.O.B. shipping point, and (ii) Seller shall arrange for shipment of Product to be delivered by rail or barge and such Product shall be sold F.O.B. destination.

     (b) Title and Risk of Loss. Title to and risk of loss of any Product sold
         ----------------------
hereunder F.O.B. destination shall pass to Purchaser upon delivery by the carrier to Purchaser at the destination, and title to and risk of loss to any Product sold hereunder F.O.B. shipping point shall pass to Purchaser upon delivery to the carrier at the shipping point.

6. Purchase Orders. All sales and purchases of Product shall be made pursuant to
   ---------------
a specified purchase order from Purchaser to Seller ("Purchase Order"), identifying and stating the quantity of Product to be purchased by Purchaser, the Purchase Price for the Product to be purchased by Purchaser, the location to which Product should be delivered and the means of transportation by which the Product should be delivered. Product to be delivered by truck shall be only in whole truckload quantities.

7. Product Exchanges. Seller may (a) fill any purchase order with Product
   -----------------
obtained through exchange with a third party, or (b) provide Product, produced by Seller to a mutually agreeable third party for sale to Purchaser; provided,
                                                                     --------
however, that, in either event, Seller shall remain responsible for Product
-------
quality as though Product were produced by Seller or its Affiliates and sold directly to Purchaser.

8. Billing and Payment. Seller shall invoice Purchaser separately on the date of
   -------------------
shipment for each shipment of Product sold hereunder.**

9. Taxes and Duties. Purchaser shall be responsible for, and shall promptly pay
   ----------------
or reimburse Seller if Seller pays, all taxes, charges, fees, duties and other governmental charges (other than income taxes) imposed on the sale, transportation or use of any Product sold hereunder.

10. Specifications/Quality. Seller shall provide Products meeting the
    ----------------------
specifications set forth in Schedule 1 hereto.
                            ----------

11. Warranties and Disclaimer. Seller makes no warranty of any kind, express or
    -------------------------
implied, except that Seller represents and warrants that (i) Products sold hereunder shall at the time of delivery substantially conform to the specifications set forth in Schedule 1 hereto, (ii) Seller will convey good
                            ----------
title thereto, free from any security interest (except for a security interest created by or through Purchaser) (iii) Products sold hereunder shall be of a quality that is usual and customary in the industry, (iv) Products sold hereunder shall have free-flowing characteristics, (v) Products sold hereunder shall not be adulterated, and be generally free of foreign materials, all in accordance with and subject to industry standards, and (vi) Products sold hereunder shall contain only a immaterial amount of dust and shall have been "cured" for an appropriate amount of time, all in accordance with industry standards and (vii) Products sold hereunder shall be in conformity with, in all material respects, any applicable statutes, rules or regulations.


------------
** These portions of this agreement were omitted and filed separately with the Commission pursuant to a request for confidential treatment.

THE ABOVE WARRANTIES ARE EXCLUSIVE AND IN LIEU OF ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WHICH ARE HEREBY EXPRESSLY DISCLAIMED. Seller makes no recommendations for use of any of the Products and no warranty of the results to be obtained by such use.

12. Claims/Limited Remedies. In the event any Product fails to conform to any of
    -----------------------
the above warranties, Purchaser's sole and exclusive remedy for any cause of action related thereto, whether based on breach of contract, breach of warranty, strict liability in tort or any other cause of action, is expressly limited, at Purchaser's option, with the consent of Seller, which consent shall not be unreasonably withheld or delayed, to (a) a refund of the purchase price for the nonconforming Product, (b) the replacement of the nonconforming Product or (c) a refund of a portion of the purchase price for the nonconforming Product (as determined by the parties in good faith). To the extent Purchaser is entitled to either of the remedies set forth in clause (a) or (b) above, Purchaser shall return, reroute or dispose of the nonconforming Product as requested by Seller. All claims relating to quantity or condition of any Product delivered hereunder (other than on account of the representations in Section 11(v), (vi) or (vii) shall be waived unless received by Seller in writing within seven (7) days after delivery. All claims relating to condition of any Product delivered hereunder on account of the representations in Section 11(v), (vi) or (vii) shall be waived unless received by Seller in writing within seven (7) days after noncomformity with such representations shall have been discovered or should have been discovered by Purchaser (and in no event later than ninety (90) days following delivery).

13. Indemnification.
    ---------------

(a) Scope of Indemnification by Purchaser. Purchaser will indemnify and hold
    -------------------------------------
harmless, and at Seller's election defend, Seller, its Affiliates and the third parties referred to in Section 7, and their respective officers, directors, shareholders, employees and agents and the heirs, personal representatives, successors and assigns of all of the foregoing (collectively, the "Seller Indemnitees") from and against all liabilities, demands, claims, actions and causes of action, assessments, losses, penalties, costs, damages and expenses (including reasonable attorneys' and expert witness fees) ("Losses") sustained or incurred by any of the Seller Indemnitees as a result of or arising out of or by virtue of the sale, use or storage of Products except to the extent such Losses arise out of a breach of the representations and warranties of Seller in
Section 11 (whether or not Purchaser has a remedy under Section 12 in respect thereof).

(b) Scope of Indemnification by Seller. Seller will indemnify and hold harmless,
    ----------------------------------
and at Purchaser's election defend, Purchaser, its Affiliates and their respective officers, directors, shareholders, employees and agents and the heirs, personal representatives, successors and assigns of all of the foregoing (collectively, the "Purchaser Indemnitees") from and against all Losses sustained or incurred by any of the Purchaser Indemnitees as a result of or arising out of or by virtue of the sale, use or storage of Products to the extent such Losses arise out of a breach of the representations and warranties of Seller in Section 11.

(c) Defense. Either party shall have the right, at its own expense, to
    -------
participate in the defense of any action or proceeding brought by a third party which results in a claim for indemnification, and if said right is exercised, the parties shall cooperate in the defense of said action or proceeding.

14. Measurements. Seller's weights and analysis shall determine the quantities
    ------------
sold hereunder unless proved to be in material error.

15. Force Majeure. Either party's failure or inability to make or take any
    -------------
delivery or deliveries when due, or the failure or inability of either party to effect timely performance of any other obligation required of it hereunder, except any obligation to pay money, if caused by Force Majeure (as defined herein) shall not constitute a default hereunder or subject the party claiming Force Majeure to any liability to the other party, if the party so claiming shall have promptly notified the other party of the existence and expected duration thereof and the estimated effect thereof on its ability to perform hereunder. The party claiming Force Majeure shall promptly notify the other party when the Force Majeure has ceased to affect its ability to perform hereunder. In the event of Force Majeure, the total quantities to be delivered hereunder shall be reduced to the extent of deliveries omitted during the Force Majeure period and as a result of the Force Majeure. For so long as Seller's ability to perform is affected by Force Majeure, Seller shall allocate its total production among its various requirements therefor among Purchaser
** and other large customers on a basis which is more favorable than the allocation of Product to any ** other large customer, and Seller shall not be obligated to procure any quantity of Product from any alternate producer or supplier and Seller shall not be liable for resulting incomplete fulfillment of this Agreement. As used herein, "Force Majeure" means and includes any act of God, the public enemy, any accident, explosion, fire, storm, earthquake, flood, drought, perils at sea, strikes, lockouts, labor disputes, riots, sabotage, embargo, war (whether or not declared and whether or not the United States of America is a participant), prorations mandated by federal, state, provincial or municipal law, failure or delay of transportation beyond the reasonable control of the party affected thereby, inability to obtain raw materials, supplies, equipment, fuel, power, labor, or other operational necessity beyond the reasonable control of the party affected thereby, interruption or curtailment of power supply, or any other circumstance of a similar or different nature beyond the reasonable control of the party affected thereby. In this connection, neither party shall be required to resolve labor disputes or disputes with suppliers of raw materials, supplies, equipment, fuel or power, except in accordance with such party's business judgment as to its best interest.


------------
** These portions of this agreement were omitted and filed separately with the Commission pursuant to a request for confidential treatment.

16. Breach; Termination.
    -------------------

(a) Late Payment. If Purchaser shall be late in making any payment for Products
    ------------
hereunder (other than for payments which are the subject of a good faith dispute between the parties, as to which no penalty shall accrue until the dispute has been resolved), all late payments shall bear interest from the due date to the date of payment in full at the rate of one and one-half percent (1.5%) per month, and, if such delinquency remains uncured for 30 days following notice thereof, Seller may at its sole discretion by notice to Purchaser elect one or more of the following courses of action:

     (i) cease to make any further deliveries hereunder until Purchaser has made up the late payment and has taken steps to assure Seller to its satisfaction that there shall be no such delinquencies in the future; and

     (ii) refuse to make any further deliveries hereunder except upon cash payments on delivery until Purchaser has made up the late payment and has taken steps to assure Seller to its satisfaction that there shall be no such delinquencies in the future.

If Purchaser has not paid in full all late payments within thirty (30) days of such notice, Seller may at its option by notice to Purchaser terminate this Agreement. The election by Seller of any of the remedies hereunder shall in no way limit any other rights and remedies available to Seller in law or in equity.

(b) Termination. If either party shall fail to perform any material part of this
    -----------
Agreement (other than provided for in Section 16(a)) and, upon notice of such failure by the other party, shall fail to remedy the same within thirty (30) days of such notice, then, in such event, this Agreement may be terminated forthwith by written notice at the option of the other party with such other party retaining all its other rights and remedies available to it in law and in equity.

17. Consent to Jurisdiction; Service of Process. This Agreement has been
    -----------------------  ------------------
executed and delivered in Chicago, Illinois. Seller and Purchaser each agrees to the exclusive jurisdiction of any state or Federal court within the City of Chicago, with respect to any claim or cause of action arising under or relating to this Agreement, and waives personal service of any and all process upon it, and consents that all services of process be made by registered or certified mail, return receipt requested, directed to it at its address set forth in Section 18(g), and service so made shall be deemed to be completed when received. Seller and Purchaser each waive any objection based upon forum non
                                                                   ---------
conveniens and waive any objection to venue of any action instituted hereunder.
----------
Nothing in this Section 17 shall affect the right of Seller or Purchaser to serve legal process in any other manner permitted by law. Seller and Purchaser each waives the right to a jury trial in connection with any suit, action or proceeding seeking enforcement of such party's rights under, or by virtue of any party's breach of, this Agreement.

18. Miscellaneous.
    -------------

     (a) Entire Agreement. This Agreement contains the entire agreement of the
         ----------------
parties hereto with respect to the subject matter of this Agreement. Any and all prior discussions or agreements with respect hereto are merged into and superseded by the terms of this Agreement. This Agreement may be modified or amended only in a writing signed by both parties which expressly refers to this Agreement and states its intention to modify or amend this Agreement. No such amendment or modification shall be effected by use of any purchase order, acknowledgment, invoice or other form of either party and in the event of conflict between the terms of this Agreement and any such form, the terms of this Agreement shall control (it being understood that no Purchase Order may contain terms which are inconsistent with the terms of this Agreement).

     (b) Non-waiver. The failure in any one or more instances of a party to
         ----------
insist upon performance of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but shall continue and remain in full force as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

     (c) Counterparts. This Agreement may be executed in multiple counterparts,
         ------------
each of which shall be deemed to be an original and all such counterparts shall constitute but one instrument.

     (d) Assignment. Neither party shall assign this Agreement, in whole or in
         ----------
part, without the prior written consent of the other party, provided, however,
                                                            --------  -------
that any party, its successors and other permitted assigns may assign this Agreement and its rights and obligations hereunder, to a successor to or assignee of substantially all of the assets and business of the assignor to which this Agreement applies, or as a result of a merger or consolidation or to an Affiliate, its successors or other permitted assigns. Any assignment or attempted assignment in contravention of the foregoing shall be null and void, shall be considered a material breach of the Agreement and shall permit the other party, in addition to any other rights and remedies which may be available by law or in equity, to terminate this Agreement.

     (e) Severability and Violation of Laws. The invalidity of any provision of
         ----------------------------------
this Agreement or a portion of the provisions shall not effect the validity of any other provision of this Agreement or the remaining portion of the applicable provision. Notwithstanding anything herein to the contrary, no party shall be obligated to perform any obligation herein or comply with any provision herein to the extent such obligation or provision conflicts with or is in violation of any applicable law.

     (f) Applicable Law. This Agreement shall be governed and controlled as to
         --------------
validity, enforcement, interpretation, construction, effect and all other respects while the internal laws of the State of Illinois applicable to contracts made in that state, without giving effect to the conflict of laws principles thereof.

     (g) Notices. All notices and other communications hereunder, shall be in
         -------
writing and shall be deemed validly given if delivered personally or sent by certified or registered mail, postage prepaid, or by telex, fax or cable to the following addresses, unless otherwise designated or changed by written notice to the other parties hereto:

            If to Agrico addressed to:

            2345 Waukegan Road
            Suite E-200
            Bannockburn, IL  60015
            Attention:  Bob Turner
            Fax:  (847) 607-3535

            with a copy to:

            IMC Global Inc.
            2100 Sanders Road
            Northbrook, Illinois 60062-6146
            Attention: General Counsel
            Fax: (847) 205-4916

            If to Kalium addressed to:

            2345 Waukegan Road
            Suite E-200
            Bannockburn, IL  60015
            Attention:  Bob Turner
            Fax:  (847) 607-3535

            with a copy to:

            IMC Global Inc.
            2100 Sanders Road
            Northbrook, Illinois 60062-6146
            Attention: General Counsel
            Fax: (847) 205-4916

            If to Purchaser addressed to:

            Royster-Clark, Inc.
            10 Rockefeller Plaza, Suite 1120
            New York, New York 10020
            Attention:  Randolph G. Abood
            Fax: (212) 332-2994

Any notice delivered personally shall be deemed received when such delivery is tendered and if mailed in one of the manners provided above, it shall be deemed received on the second business day after it is postmarked. Notices sent by other methods shall be deemed received when actually received by the addressee or its authorized agent.

     (h) Headings. The Section headings as to the contents of particular
         --------
Sections are for the convenience of the parties and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular Sections to which they refer.

     (i) Bankruptcy/Insolvency. If either Purchaser or Seller becomes insolvent
         ---------------------
or ceases to function as a going concern, or if a receiver for it is appointed or applied for, or a petition under any bankruptcy or reorganization statute is filed by it or against it, or if it makes an assignment for the benefit of creditors or takes advantage of any insolvency statute, the other party hereto, in addition to any other rights and remedies which may be available by law or in equity, may terminate this Agreement.

     (j) Confidentiality. During the Term, the parties shall keep in strict
         ---------------
confidence the content of this Agreement and all information disclosed by the other parties hereunder or Affiliates of such parties unless otherwise required by a governmental body or a court of law or by the applicable rules of any stock exchange.

     (k) Good Faith. Each party shall at all times act in good faith in taking
         ----------
all actions and performing all obligations, covenants and agreements in connection with the transaction contemplated hereby.

     (l) Setoff. Purchaser and Seller each hereby waives all rights of setoff
         ------
and recoupment it may have against the other party hereto with respect to all amounts which may be owed from time to time pursuant to this Agreement.

     (m) Binding Effect. This Agreement shall inure to the benefit of and be
         --------------
binding upon the parties hereto, and their successors and permitted assigns.

      (n) No Consequential Damages. IN NO EVENT SHALL SELLER OR PURCHASER BE
          ------------------------
LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL (INCLUDING LOSS OF PROFIT) OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT, WHETHER BASED ON BREACH OF CONTRACT, BREACH OF WARRANTY, STRICT LIABILITY IN TORT OR ANY OTHER CAUSE OF ACTION.

      (o) Storage and Handling Agreements. Within 45 days following the date of
          -------------------------------
this Agreement, Purchaser and Agrico agree to enter into Storage and Handling

Agreements in the form attached as Exhibit A hereto (the "Phosphate Warehousing
                                   -------                ---------------------
Agreements"), and Purchaser and Kalium agree to enter into Storage and Handling
----------
Agreements in the form attached as Exhibit B hereto (the "Potash Warehousing
                                                          ------------------
Agreements" and, together with the Phosphate Warehousing Agreement,
----------
collectively, the "Warehousing Agreements" or, individually, a "Warehousing
                   ----------------------                       -----------
Agreement"). The Warehousing Agreements will provide for storage and handling at
---------
each of the facilities of IMC AgriBusiness which are being used by Kalium and Agrico, respectively, to store Product as of the date hereof. The forms of each of the Potash Warehousing Agreements and the Phosphate Warehousing Agreements will be completed based upon the present arrangements under which Product is stored at such facilities. Until the parties enter into the Warehousing Agreements, the terms of such arrangements will be continued based upon existing letter agreements between IMC AgriBusiness Inc. and each Seller.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.



                                 IMC KALIUM LTD.

 By:  /s/ Lynn F. White
      -----------------------------
 Its: SVP
      -----------------------------

                                 IMC-AGRICO COMPANY
                                 By: IMC-AGRICO MP, INC.,
                                       its managing general partner

 By:  /s/ Lynn F. White
      -----------------------------
 Its: SVP
      -----------------------------


                                 ROYSTER-CLARK, INC.


 By:  /s/ G. Kenneth Moshenek
      -----------------------------
 Its:
      -----------------------------